SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2004

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 The News Release.

Item 12. Results of Operations and Financial Condition.

On July 12, 2004, SunTrust Banks, Inc. (the “Registrant”) announced financial results for the second quarter ended June 30, 2004, reporting net income of $364.8 million and net income per diluted share of $1.29. A copy of the press release announcing the Registrant’s results for the second quarter ended June 30, 2004, is attached hereto as Exhibit 99.1.

On July 12, 2004, the Registrant will hold an investor call and webcast to disclose financial results for the second quarter ended June 30, 2004. All information in the News Release is as of the News Release date and the Registrant does not assume any obligation to correct or update said information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: July 12, 2004	By:	/s/ Jorge Arrieta
Jorge Arrieta
Senior Vice President and Controller